Exhibit 99.2 - Letter of Effectiveness


DEAN HELLER
Secretary of State

DONALD J. REIS
Chief Deputy Secretary of State

CHARLES E. MOORE
Securities Administrator

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

PAMELA BISSELL CROWELL
Deputy Secretary for Elections

                               STATE OF NEVADA

                                (State Seal)

                               OFFICE OF THE
                             SECRETARY OF STATE

                           NOTICE OF EFFECTIVENESS

TO:   THOMAS C. COOK, ESQ.                    DATE:  09/10/2002
      THOMAS C. COOK & ASSOCIATES             FILE NUMBER R02-98
      4955 SOUTH DURANGO #214                 FILE DATE:  7/19/2002
      LAS VEGAS, NV  89113

ISSUER:  CLINICAL TRIALS ASSISTANCE CORPORATION

Please be advised that the registration statement of the above referenced issuer became effective in Nevada on 09/09/2002.

Such registration does not constitute a finding by the administrator that any document filed under this Chapter 90 of the Nevada Revised Statutes is true, complete and/or not misleading. Further, the administrator has not passed upon t he merits or qualifications of, or recommended or given approval to, any person, security, or transaction. Any representation to the contrary is a violation of NRS 90.610 and is subject to criminal and/or civil penalties.

The Securities Division requests a copy of the final prospectus when available together with any other post-effective amendment required by Nevada securities laws and/or regulations. The effectiveness of this registration statement expires one (1) year from the date of effectiveness in Nevada unless terminated at an earlier date.

This notice is applicable only to the securities involved in this Offering. Broker-deal and/or agents must be approved independently.

ADDITIONAL COMMENTS:
Please address any inquiries to this office, at  (702) 486-2440.

Yours truly,

/s/ Robert L. Bevill/for
-------------------------
EDWIN J APENBRINK
Director of Registration and Licensing

MAIN OFFICE:
101 N. Carson Street, Suite 3
Carson City, NV  89701-4786
Telephone (702) 687-5203
Fax (702) 687-3471

SECURITIES DIVISION:
555 E. Washington Avenue, Suite 5200
Las Vegas, NV  89101
Telephone (702) 486-2440
Fax (702) 486-2452

SECURITIES SATELLINE OFFICE:
1755 E. Plumb Lane, Suite 231
Reno, Nevada  89502
Telephone (775) 688-1855
Fax (775) 688-1858

CORPORATE SATELLITE OFFICE:
555 E. Washington Avenue, Suite 2900
Las Vegas, Nevada  89101
Telephone (702) 486-2880
Fax (702) 486-2888